Exhibit 3.23

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SANTA CRUZ RADIATION ONCOLOGY MEDICAL GROUP, INCORPORATED

The undersigned certify that:

1.                                       They are the President and the Secretary, respectively, of SANTA CRUZ RADIATION ONCOLOGY MEDICAL GROUP, INCORPORATED, a California professional corporation.

2.                                       The Articles of Incorporation of this corporation are amended and restated to read as follows:

“FIRST

The name of this corporation is SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP.

SECOND

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may, be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD

The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is fifty thousand (50,000).

FOURTH

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIFTH

Corporate agents, as that term is defined in Corporations Code Section 317, may be indemnified to the fullest extent permissible under California law.”

3.                                       The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the Board of Directors.

4.                                       The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code.  The total number of outstanding shares of each class entitled to vote on this amendment was 4,500 shares of common stock.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than fifty percent (50%).

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: January 4, 2007

	By:	/s/ Edmund L. Sacks, M.D.
Name: Edmund L. Sacks, M.D.
Title: President

	By:	/s/ Jay A. Meisel, M.D.
Name: Jay A. Meisel, M.D.
Title: Secretary